UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2022 (February 23, 2022)

LATHAM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name on each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 23, 2022 (“the “Closing Date”), Latham Pool Products, Inc., a Delaware corporation (“Latham Pool Products”) and a wholly-owned subsidiary of Latham Group, Inc., a Delaware corporation, entered into the Credit and Guaranty Agreement (the “Credit Agreement”) by and among Latham Pool Products, as the borrower, Latham International Manufacturing Corp. (“LIMC”), as a guarantor, the other subsidiaries of LIMC party thereto as guarantors, the lenders and letter of credit issuers party thereto and Barclays Bank PLC, as administrative agent (the “Administrative Agent”).

The Credit Agreement provides a senior secured multicurrency revolving line of credit in an initial principal amount of $75 million, which includes a sub-limit for letters of credit (the “Revolving Credit Facility”), and a U.S. Dollar senior secured term loan facility in an initial principal amount of $325 million (the “Term Loan Facility”).

On the Closing Date, proceeds from the borrowings under the Credit Agreement were used to repay and replace all outstanding obligations under, and terminate, the Credit and Guaranty Agreement, dated as of December 18, 2018, among Latham Pool Products, LIMC and the other guarantors party thereto, the lenders party thereto and Nomura Corporate Funding Americas, LLC, as administrative agent.

On and after the Closing Date, the Revolving Credit Facility may be utilized to finance ongoing general corporate and working capital needs and permits Latham Pools Products to borrow loans in U.S. Dollars, Canadian Dollars, Euros and Australian Dollars. The Revolving Credit Facility matures on February 23, 2027. Loans outstanding under the Revolving Credit Facility denominated in U.S. Dollars and Canadian Dollars bear interest, at the borrower’s option, at a rate per annum based on Term SOFR or CDO (each, as defined in the Credit Agreement), as applicable, plus a margin of 3.50%, or at a rate per annum based on the Base Rate or the Canadian Prime Rate (each, as defined in the Credit Agreement), plus a margin of 2.50%. Loans outstanding under the Revolving Credit Facility denominated in Euros or Australian Dollars bear interest based on EURIBOR or the AUD Rate (each, as defined in the Credit Agreement), respectively, plus a margin of 3.50%. A commitment fee accrues on any unused portion of the commitments under the Revolving Credit Facility. The commitment fee is due and payable quarterly in arrears and is, initially, 0.375% per annum and will, thereafter, accrue at a rate per annum ranging from 0.25% to 0.50%, depending on the First Lien Net Leverage Ratio. The Revolving Credit Facility is not subject to amortization.

The Term Loan Facility matures on February 23, 2029. Loans outstanding under the Term Loan Facility bear interest, at the borrower’s option, at a rate per annum based on Term SOFR (as defined in the Credit Agreement), plus a margin ranging from 3.75% to 4.00%, depending on the First Lien Net Leverage Ratio (as defined in the Credit Agreement, the “First Lien Net Leverage Ratio”), or based on the Base Rate (as defined in the Credit Agreement), plus a margin ranging from 2.75% to 3.00%, depending on the First Lien Net Leverage Ratio. Loans under the Term Loan Facility are subject to scheduled quarterly amortization payments equal to 0.25% of the initial principal amount of the Term Loan Facility.

The Credit Agreement contains customary mandatory prepayment provisions, including requirements to make mandatory prepayments with 50% of any excess cash flow and with 100% of the net cash proceeds from the incurrence of non-permitted indebtedness, asset sales and casualty and condemnation events, in each case, subject to customary exceptions.

To the extent that outstanding usage of the Revolving Credit Facility exceeds 40% of the commitments under the Revolving Credit Facility as of the last day of any fiscal quarter, LIMC is required to be in compliance with a maximum First Lien Net Leverage Ratio of 5.50:1.00 as of the last day of such fiscal quarter. The Credit Agreement also includes customary affirmative and negative covenants, including, without limitation, in the case of negative covenants, certain restrictions on the ability of Latham Pool Products, LIMC and the Restricted Subsidiaries(as defined in the Credit Agreement to incur additional indebtedness, create liens, make investments, consolidate or merge with other entities, enter into transactions with affiliates, make prepayments with respect to certain indebtedness and make restricted payments and other distributions. The Credit Agreement also contains customary event of default provisions. The occurrence and continuation of an event of default under the Credit Agreement would entitle the Administrative Agent and the Required Lenders (as defined in the Credit Agreement) to exercise remedies, including, without limitation, to terminate all commitments and to declare all outstanding amounts under the Credit Agreement to be immediately due and payable.

The obligations under the Credit Agreement are guaranteed by LIMC and the wholly-owned domestic subsidiaries of LIMC (other than Latham Pool Products), subject to customary exceptions. The obligations under the Credit Agreement are secured by substantially all assets of Latham Pool Products, LIMC and the other guarantors assets, including, without limitation, their accounts receivable, equipment, intellectual property and inventory.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1 #	Credit and Guaranty Agreement, dated as of February 23, 2022, among Latham Pool Products, Inc., Latham International Manufacturing Corp., the other guarantors party thereto, the lenders and letter of credit issuers party thereto and Barclays Bank PLC, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#  Portions of this exhibit have been omitted pursuant to Item 601(a)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President